Exhibit 99.1

Shuttle Pharma Enters into Sponsored Research Agreement with the University of California, San Francisco to Advance PSMA Development Program

GAITHERSBURG, Md., December 19, 2024 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH) (“Shuttle Pharma”), a discovery and development stage specialty pharmaceutical company focused on improving outcomes for cancer patients treated with radiation therapy (RT), today announced a sponsored research agreement with the University of California, San Francisco (UCSF) to advance pre-clinical development of Shuttle Diagnostics, Inc.’s (a wholly-owned subsidiary of Shuttle Pharma) ligand to the prostate-specific membrane antigen (PSMA) as a potential diagnostic and therapeutic, or theranostic, molecule. Theranostic molecules are suitable for diagnosis and therapy of cancers.

“From a clinical perspective, PSMA is a valuable target for diagnosis and therapy of prostate cancer,” commented Shuttle Pharma’s Chairman and CEO, Anatoly Dritschilo, M.D. “In a discovery project to develop a novel, boron-containing PSMA ligand to enhance proton radiation therapy of prostate cancer, we discovered PSMA-B, a molecule containing boron and demonstrating nanomolar binding activity to PSMA. Preclinical evaluations have been initiated to explore the PSMA-B ligand as a potential prostate cancer sensitizer in combination with proton therapy, as well as a PET diagnostic reagent and as a targeted prostate cancer therapeutic. The agreement with UCSF will support further preclinical testing in a mouse model of prostate cancer for its potential to bind to prostate cancer deposits in mice.”

Specifically, UCSF researchers, led by principal investigator, Robert Flavell, M.D., PhD., will aim to develop radiosynthetic methods for producing [18F]FPA-ACUPA probe; investigate cellular binding properties of [18F]FPA-ACUPA in PCa cell lines; and investigate the diagnostic potential of the probe across various PCa phenotypes. Shuttle Pharma has an exclusive license to the PSMA-B intellectual property and has filed a patent application with the US Patent and Trademark Office.

A significant opportunity exists for PSMA ligands for prostate cancer diagnosis and treatment, particularly in the development of highly specific and effective theranostic agents for metastatic castration-resistant prostate cancer, leveraging its high expression on prostate cancer cells for accurate imaging and targeted therapy delivery using radio labelled PSMA ligands. The Global PSMA PET Imaging Market reached $1.5 billion in 2022 and is expected to reach $2.0 billion by 2030. Pluvicto®, a targeted radiopharmaceutical treatment for PSMA-positive metastatic prostate cancer, has a predicted market size of $2 billion.

“We are excited to be working with Dr. Flavell and his team at UCSF to advance development of our PSMA-B ligand, a theranostic that has the potential to play a significant role in the future diagnosis and treatment of prostate cancer,” Dr. Dritschilo concluded.

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharma is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The reader is cautioned not to rely on such forward-looking statements. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including our expectations regarding the success and/or completion of our pre-clinical research; our success in completing any newly initiated clinical trials, commence new trials and obtain regulatory approval following such trials; challenges and uncertainties inherent in product research and development; and the uncertainty regarding future commercial success. These and other factors may cause our actual results to differ materially from any forward-looking statements. Forward-looking statements are only predictions and actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of Shuttle Pharma’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, filed with the SEC on September 4, 2024, as well other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharmaceuticals specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D., CEO

240-403-4212

info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

Robert Blum

602-889-9700

shph@lythampartners.com